Exhibit 3.2

CODE OF REGULATIONS

OF

THE MIDLAND COMPANY

An Ohio Corporation

(the “Company”)

CODE OF REGULATIONS

OF

MONUMENT CORPORATION

ARTICLE I
OFFICES

Section 1.1 Registered Office.  The registered office of the Company within the State of Ohio shall be located at either (i) the principal place of business of the Company in the State of Ohio or (ii) the office of the corporation or individual acting as the Company’s registered agent in the State of Ohio.

Section 1.2 Additional Offices.  The Company may, in addition to its registered office in the State of Ohio, have such other offices and places of business, both within and without the State of Ohio, as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II
SHAREHOLDERS MEETINGS

Section 2.1 Annual Meetings.  Annual meetings of shareholders shall be held at a place and time on any weekday that is not a holiday and that is not more than 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the shareholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

Section 2.2 Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the articles of incorporation, (i) may be called by the chairman of the board or the president and (ii) shall be called by the president or secretary at the request in writing of a majority of the Board or shareholders owning capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat.  Such request of the Board or the shareholders shall state the purpose or purposes of the proposed meeting.

Section 2.3 Notices.  Written notice of each shareholders meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  If said notice is for a shareholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

Section 2.4 Quorum.  The presence at a shareholders meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the articles of incorporation or these regulations.  If a quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each shareholder entitled to vote at said meeting.  The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.5 Voting and Proxies.  Unless otherwise provided in the articles of incorporation, each shareholder shall be entitled to one vote in person or by proxy at every shareholders meeting for each share of capital stock held by such shareholder.  Every shareholder entitled to vote at a meeting or to express consent or dissent without a meeting or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.  Each proxy shall be in writing, executed by the shareholder giving the proxy or by his duly authorized attorney.  No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.  Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.6 Required Vote.  When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the articles of incorporation or these regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.7 Consents in Lieu of Meeting.  Any action required to be or that may be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those shareholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 3.1 Powers.  The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the articles of incorporation or these regulations directed or required to be exercised or done by the shareholders.  Directors need not be shareholders or residents of the State of Ohio.

Section 3.2 Number.  The number of directors constituting the entire Board shall never be less than one or fewer than the number of directors required under Ohio law and shall be determined by resolution of the Board, but shall not exceed ten (10) persons.  The initial Board shall be comprised of two persons.

Section 3.3 Election.  Directors shall be elected by the shareholders by plurality vote at an annual shareholders meeting as provided in the articles of incorporation, except as hereinafter provided, and each director shall hold office until such director’s successor has been duly elected and qualified or until such director’s earlier resignation or removal.

Section 3.4 Vacancies.  Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified.  If there are no directors in office, then an election of directors may be held in the manner provided by law.  No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

Section 3.5 Removal.  Unless otherwise restricted by law, the articles of incorporation or these regulations, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 3.6 Compensation.  Unless otherwise restricted by the articles of incorporation or these regulations, the Board shall have the authority to fix the compensation of directors.  The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director.  No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV
BOARD MEETINGS

Section 4.1 Annual Meetings.  The Board shall meet as soon as practicable after the adjournment of each annual shareholders meeting at the place of the shareholders meeting.  No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

Section 4.2 Regular Meetings.  Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

Section 4.3 Special Meetings.  Special meetings of the Board (i) may be called by the chairman of the board or president and (ii) shall be called by the president or secretary on the written request of two directors or the sole director, as the case may be.  Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 48 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; three (3) days before the meeting if such notice is delivered by a recognized express delivery service; and five (5) days before the meeting if such notice is delivered through the United States mail.  Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting.  Except as may be otherwise expressly provided by law, the articles of incorporation or these regulations, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 4.4 Quorum; Required Vote.  A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the articles of incorporation or these regulations.  If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting.  Unless otherwise restricted by the articles of incorporation or these regulations, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1 Establishment; Standing Committees.  The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2 Available Powers.  Any committee established pursuant to Section 5.1 hereof, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the articles of incorporation and these regulations, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it.  Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Ohio, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

Section 5.3 Unavailable Powers.  No committee of the Board shall have the power or authority to (1) approve or adopt, or recommend to the shareholders, any action or matter expressly required by the General Corporation Law of the State of Ohio to be submitted to shareholders for approval or (2) adopt, amend or repeal any provision in these regulations.

Section 5.4 Alternate Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 5.5 Procedures.  Time, place and notice, if any, of meetings of a committee shall be determined by such committee.  At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the articles of incorporation or these regulations.  If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI
OFFICERS

Section 6.1 Elected Officers.  The Board shall elect a president, a treasurer and a secretary (collectively, the “Required Officers”) having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

Section 6.1.1 President.  The president shall be the chief executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  In the absence of the chairman of the board or in the event of his or her inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board.

Section 6.1.2 Vice Presidents.  In the absence of the president or in the event of the president’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.3 Secretary.  The secretary shall attend all meetings of the shareholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose.  The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president.  The secretary shall have custody of the corporate seal of the Company and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.  The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature.

Section 6.1.4 Assistant Secretaries.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.1.5 Treasurer.  Unless the Board by resolution otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company.  The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as treasurer and of the financial condition of the Company.

Section 6.1.6 Assistant Treasurers.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 6.2 Election.  All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

Section 6.3 Appointed Officers.  The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

Section 6.4 Multiple Officeholders; Shareholder and Director Officers.  Any number of offices may be held by the same person, unless the articles of incorporation or these regulations otherwise provide.  Officers need not be shareholders or residents of the State of Ohio.  Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

Section 6.5 Compensation; Vacancies.  The compensation of elected officers shall be set by the Board.  The Board shall also fill any vacancy in an elected office.  The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these regulations for the initial filling of such offices.

Section 6.6 Additional Powers and Duties.  In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the articles of incorporation or these regulations or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7 Removal.  Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

ARTICLE VII
SHARE CERTIFICATES

Section 7.1 Entitlement to Certificates.  Every holder of the capital stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by such holder.

Section 7.2 Multiple Classes of Stock.  If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting shareholder.

Section 7.3 Signatures.  Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company.  The signatures of the officers of the Company may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he or she held such office on the date of issue.

Section 7.4 Issuance and Payment.  Subject to the provisions of law, the articles of incorporation or these regulations, shares may be issued for such consideration and to such persons as the Board may determine from time to time.  Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

Section 7.5 Lost Certificates.  Subject to the requirements under the Ohio law, the Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6 Transfer of Stock.  Upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

Section 7.7 Registered Shareholders.  The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or that, being or having been such a director or officer of the Company, he or she is or was serving at the request of an executive officer of the Company as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Except as provided in Section 8.2 below, with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board.

The right to indemnification conferred in this Section 8.1 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”).  An advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.1 or otherwise.  An advancement of expenses shall not be made if the Board makes a good faith determination that such payment would violate law or public policy.

Section 8.2 Right of Indemnitee to Bring Suit.  If a claim under Section 8.1 above is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.  The indemnitee shall be presumed to be entitled to indemnification under this Article VIII upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.  Neither the failure of the Company (including its independent legal counsel, its shareholders or the Board) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Company (including its independent legal counsel, its shareholders or the Board) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 8.3 Nonexclusivity and Survival of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Company’s Articles of Incorporation, this Code of Regulations, agreement, vote of shareholders or disinterested directors, or otherwise.

Notwithstanding any amendment to or repeal of this Article VIII, or of any of the procedures established by the Board pursuant to Section 8.7 below, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article VIII shall, notwithstanding any amendment to or repeal of this Article VIII, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article VIII (or the estate or personal representative of such person) for a period of six years after the date such person’s service to or on behalf of the Company shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 8.4 Insurance, Contracts, and Funding.  The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of Ohio.  The Company may enter into contracts with any indemnitee in furtherance of the provisions of this Article VIII and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnifications as provided in this Article VIII.

Section 8.5 Persons Serving Other Entities.  Any person who is or was a director, officer, or employee of the Company who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or (ii) in an executive or management capacity in a partnership, joint venture, trust, limited liability company or other enterprise which the Company or a wholly-owned subsidiary of the Company is a general partner or member or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Company and entitled to indemnification and advancement of expenses under Section 8.1 above.

Section 8.6 Indemnification of Employees and Agents of the Company.  The Company may, by action of the Board, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Company on such terms and conditions no less stringent than provided in Section 8.1 above as such officer or officers deem appropriate under the circumstances.  The Company may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Company with the same scope and effect as the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Company; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

Section 8.7 Procedures for the Submission of Claims.  The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VIII, determination of the entitlement of any person thereto, and review of any such determination.  Such procedures shall be set forth in an appendix to this Code of Regulations and shall be deemed for all purposes to be a part hereof.

ARTICLE IX
INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

Section 9.1 Validity.  Any contract or other transaction between the Company and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his or her participation or vote in such meeting or authorization.

Section 9.2 Disclosure; Approval.  The foregoing shall, however, apply only if the material facts of the relationship or the interests of each such director, officer or shareholder are known or disclosed:

(A) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(B) to the shareholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

Section 9.3 Nonexclusive.  This provision shall not be construed to invalidate any contract or transaction that would be valid in the absence of this provision.

ARTICLE X
MISCELLANEOUS

Section 10.1 Place of Meetings.  All shareholders, directors and committee meetings shall be held at such place or places, within or without the State of Ohio, as shall be designated from time to time by the Board or such committee and stated in the notices thereof.  If no such place is so designated, said meetings shall be held at the principal business office of the Company.

Section 10.2 Fixing Record Dates.

      (a)     In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to any such action.  If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

       (b)    In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Ohio, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

       (c)   In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10.3 Means of Giving Notice.  Whenever under applicable law, the articles of incorporation or these regulations, notice is required to be given to any director or shareholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or shareholder at his or her address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid.  Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.  Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

Section 10.4 Waiver of Notice.  Whenever any notice is required to be given under applicable law, the articles of incorporation or these regulations, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice.  All such waivers shall be filed with the corporate records.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.5 Attendance via Communications Equipment.  Unless otherwise restricted by applicable law, the articles of incorporation or these regulations, members of the Board, any committee thereof or the shareholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other.  Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.6 Dividends.  Dividends on the capital stock of the Company, paid in cash, property or securities of the Company and as may be limited by applicable law and applicable provisions of the articles of incorporation (if any), may be declared by the Board at any regular or special meeting.

Section 10.7 Contracts and Negotiable Instruments.  Except as otherwise provided by applicable law or these regulations, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these regulations and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board.  Unless authorized so to do by these regulations or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

Section 10.8 Fiscal Year.  The fiscal year of the Company shall be the calendar year.

Section 10.9 Seal.  The seal of the Company shall be in such form as shall from time to time be adopted by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 10.10 Books and Records.  The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 10.11 Resignation.  Any director, committee member, officer or agent may resign by giving written notice to the chairman of the board, the president or the secretary.  The resignation shall take effect at the time specified therein, or immediately if no time is specified.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.12 Surety Bonds.  Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine.  The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

Section 10.13 Proxies in Respect of Securities of Other Corporations.  The chairman of the board, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 10.14 Amendments.  These regulations may be altered, amended, repealed or replaced by the shareholders, or by the Board when such power is conferred upon the Board by the articles of incorporation, at any annual shareholders meeting or annual or regular meeting of the Board, or at any special meeting of the shareholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting.  If the power to adopt, amend, repeal or replace these regulations is conferred upon the Board by the articles of incorporation, the power of the shareholders to so adopt, amend, repeal or replace these regulations shall not be divested or limited thereby.